EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2011, relating to the consolidated financial statements of PremierWest Bancorp and subsidiary (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, as of December 31, 2010, which report appears in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Moss Adams LLP

Portland, Oregon

November 16, 2011